PRELIMINARY PROXY MATERIALS

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e) (2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BOVIE MEDICAL CORPORATION

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

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1. Title of each class of securities to which transaction applies: _____

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY MATERIALS

Bovie Medical Corporation
7100 30th Avenue North
St. Petersburg, FL 33710

September 15, 2007

Re: Notice of Annual Meeting and Proxy Statement

Dear Stockholder:

On behalf of your Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Common Stockholders to be held on October 30, 2007 at 5:00 P.M. Eastern Daylight Savings Time at the Holiday Inn, 215 Sunnyside Blvd, Plainview, New York 11803 (Exit 46 off the Long Island Expressway).

Information Concerning Solicitation and Voting

The Board of Directors is soliciting proxies for the 2007 Annual Meeting of Stockholders to be held on October 30, 2007. This Proxy Statement contains information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2007 Annual Report, are being mailed to stockholders on or about September 15, 2007. The Executive facilities of our Company are located at 734 Walt Whitman Road, Suite 207, Melville, NY 11747, telephone number 631-421-5452.

At the meeting, stockholders will be asked to:

1.	Elect Bovie’s Board of Directors;

2.	Ratify the selection of Bovie’s independent auditors for 2007;

3.	Ratify and approve an amendment to our Company’s 2003 Executive and Employee Stock Option Plan;

4.	Ratify and approve our prior issuance in 2005 of restricted stock options to executive officers, directors, key employees and selected consultants.

5.	Transact such other business that may properly come before the meeting.

The close of business on September 4, 2007 is the record date for determining stockholders entitled to vote at the Annual Meeting. Consequently, only stockholders whose names appear on our books as owning our Common Stock at the close of business on September 4, 2007 will be entitled to notice of and to vote at the Annual Meeting and adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

By order of the board of directors

/s/ Andrew Makrides

PRESIDENT AND CHIEF EXECUTIVE OFFICER

September 15, 2007

PRELIMINARY PROXY MATERIALS

PROXY STATEMENT

BOVIE MEDICAL CORPORATION

PRELIMINARY PROXY MATERIALS

CONTENTS

Page
ABOUT THE ANNUAL MEETING	5

ANNUAL REPORT	8

STOCK OWNERSHIP	8

MANAGEMENT	9

MEETINGS OF THE BOARD OF DIRECTORS	10

DIRECTORS' COMPENSATION	11

EXECUTIVE COMPENSATION	11

BENEFICIAL OWNERSHIP OF SECURITIES	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14

PRINCIPAL ACCOUNTANT FEES AND SERVICES

OTHER BUSINESS	18

PROPOSAL ONE: ELECTION OF DIRECTORS	20

PROPOSAL TWO: RATIFACTION OF SELECTION OF AUDITORS	21

PROPOSAL THREE: (A) RATIFY PROPOSED AMENDMENT OF 2003 EXECUTIVE AND EMPLOYEE STOCK OPTION PLAN and	22

(B) APPROVE THE GRANT IN JANUARY AND MARCH 2007 OF OPTIONS TO PURCHASE 65,000 SHARES.	22

PROPOSAL FOUR: RATIFY AND APPROVE THE PRIOR GRANT OF 442,500 RESTRICTED STOCK OPTIONS TO EXECUTIVE OFFICERS, DIRECTORS, KEY EMPLOYEES AND CONSULTANTS IN 2005.	27

Information Concerning Solicitation and Voting

Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Stockholders to be held at 5:00 pm Eastern Daylight Savings Time on October 30, 2007. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2006 Annual Report, are being mailed to stockholders on or about September 15, 2007. The Executive facilities of our Company are located at 734 Walt Whitman Road, Suite 207 Melville, NY 11747.

Bovie will bear the expense of soliciting proxies. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

PRELIMINARY PROXY MATERIALS

ABOUT THE ANNUAL MEETING

WHO IS SOLICITATING YOUR VOTE?

The Board of Directors of Bovie Medical Corporation ("Bovie") is soliciting your vote at the Annual Meeting of Bovie's common stockholders being held at 5:00 pm Eastern Daylight Savings Time on October 30, 2007.

WHAT WILL YOU BE VOTING ON?

Election of Bovie's Board of Directors, Ratification of Kingery & Crouse, PA, as Bovie's auditors for 2007; To approve an amendment to our Company’s 2003 Executive and Employee Stock Option Plan; To ratify and approve managements issuance in May 2005 of restricted stock options to executive officers, directors, key employees and selected consultants.

HOW MANY VOTES DO YOU HAVE?

You will have one vote for every share of the Company's common stock you owned of record on September 4, 2007 (the record date).

HOW MANY VOTES CAN BE CAST BY ALL COMMON STOCKHOLDERS?

One vote for each of the Company's outstanding shares of common stock which were outstanding on the record date. The common stock will vote as a single class on all matters scheduled to be voted on at the Annual Meeting. There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast, or a minimum of __________ votes must be present in person or by proxy in order to hold the meeting.

HOW MAY I VOTE MY SHARES?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting; so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

(a) How may I vote my shares in person at the meeting?

If your shares are registered directly in your name with our transfer agent, Manhattan Transfer Registrar Co., you are considered, with respect to those shares, the shareowner of record, and the proxy materials and proxy card are being sent directly to you by Bovie Medical Corp. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Since you are a beneficial owner and not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the meeting.

PRELIMINARY PROXY MATERIALS

(b) How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to you stockholder or nominee. In most cases, you will be able to do this by telephone, by using the internet or by mail. Please refer to summary instructions included with proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included by stockholder or nominee. If you have telephone or internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

CAN YOU CHANGE YOUR VOTE?

(a) Can a shareholder change his vote?

Yes. Any registered shareholder who voted by proxy or in person may change his or her vote at any time before recording the votes on the date of the Annual Meeting.

(b)How can I change my vote after I return my proxy card?

Provided you are the shareowner of record or have legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card bearing a later date, or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WHAT IF YOU DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON YOUR PROXY?

If you return a signed proxy without indicating your vote for some or all of the proposals, your shares will be voted "FOR" each of the proposals listed on the proxy for which you fail to vote.

WHAT IF YOU VOTE "ABSTAIN"?

A vote to "abstain" on any matter indicates that your shares will not be voted for such matter and will have the effect of a vote against the proposal.

CAN YOUR SHARES BE VOTED IF YOU DO NOT RETURN YOUR PROXY AND DO NOT ATTEND THE ANNUAL MEETING?

That depends upon whether the shares are registered in your name or your broker's name ("street name"). If you do not vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

If you do not vote your shares held in your broker's name, or "street name", and your broker or its representative does not vote them, the votes will be broker non votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting. If you fill out and sign the proxy card but give no direction, your shares will be voted “for” the proposals.

If you do not attend and vote your shares which are registered in your name or if you do not otherwise fill out the proxy card and vote by proxy, your shares will not be voted.

PRELIMINARY PROXY MATERIALS

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We do not know of any other matters that will be considered at the Annual Meeting. If a stockholder proposal that was excluded from this proxy statement is otherwise properly brought before the meeting, we will vote the proxies against that proposal. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is actually voted.

PRELIMINARY PROXY MATERIALS

ANNUAL REPORT

The Company has included herewith a copy of its Annual Report for the fiscal year ended December 31, 2006 ("2006 Annual Report"). Additional copies of the 2006 Annual Report may be obtained by stockholders without charge by writing to Andrew Makrides, President, at the Company's New York offices at 734 Walt Whitman Road, Melville, NY 11747. Any written request shall set forth a good faith representation that the person making the request is a beneficial owner of the securities of Bovie and entitled to vote as of September 4, 2007, the record date.

Confidentiality

It is the Company's policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder are kept confidential, except in the following circumstances:

•	to allow the election inspector appointed for our Annual Meeting to certify the results of the vote;

•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

•
where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a proxy;

•
where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the election inspector appointed for the Annual Meeting;

•
aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and in the event of any solicitation of proxies with respect to any of our securities by a person other than us of which solicitation we have actual notice.

STOCK OWNERSHIP

We encourage stock ownership by our directors, officers and employees to align their interests with the interests of stockholders. Management also offers incentives and fosters stock ownership by all of its employees through stock option grants or restricted stock awards. Management further believes that this policy, which has in the past played a significant role in the progress of our company, will lead to further beneficial returns for its stockholders.

BOARD OF DIRECTORS

Director Selection

Bovie does not have any standing nominating committee or compensation committee. The Board has determined that to have the independent directors also acting as audit, compensation and nominating committee would place and undue financial burden on the Company to adequately compensate those directors. For the independent directors to be required to act in those capacities would tend to discourage future independent directors from joining the Board. All candidates for the office of director are determined by the Board of Directors. Given Bovie's present size and organization and the increasing participation of the members of the Board in matters relating to expansion of markets for Bovie's business, development of new technologies and allocation of resources, attention has not previously been given to the formation of nominating or compensation committees. Each member of the Board of Directors participates in the consideration of potential director nominees. The Board of Directors consists of seven members, four of which qualify as independent directors as such terms are defined under the rules of the American Stock Exchange.

PRELIMINARY PROXY MATERIALS

The Board of Directors has not adopted any policy, code or charter for its nominating process, but in keeping with the current legislative environment intends to establish, where practicable and necessary, a nomination policy. Given the size of our Company and Board of Directors it is presently impractical for the independent director set on a number of committees and be adequately compensated. Furthermore, Management believes that based on the aforesaid facts, future independent candidates for directors may become disinclined to accept the position as director. Presently, the Board considers candidates and especially skills and qualities of a potential director nominee with experience and expertise in the areas of finance, management and business as desirable qualities in a potential director nominee. The Board will consider nominees provided by a qualified security holder or holders representing at least 5% of Bovie's outstanding common stock, and that such shares were owned by the security holder making the nomination at least one year prior to the nomination. See Other Business elsewhere in this proxy statement.

Management

The following table sets forth certain information as of the record date, regarding each of the executive officers and directors of the Company. The Company's Executive Officers and directors are as follows:

Name	Position	Director Since
Andrew Makrides	Chairman of the Board,	December, 1982
President, CEO, Director

Moshe Citronowicz	Executive Vice-President
	Chief Operating Officer	—

J. Robert Saron	Director and President of	August, 1994
Aaron Medical Industries, Inc.

Gary Pickett	Principal Accounting Officer (CFO)	—

George W. Kromer, Jr.	Director	October, 1995

Randy Rossi	Director	August, 2004

Michael Norman	Director	August, 2004

Brian H. Madden	Director	September, 2003

PRELIMINARY PROXY MATERIALS

CURRENT DIRECTORS AND NOIMINEES

Andrew Makrides, age 65, Chairman of the Board of Directors, President, and Chief Executive Officer, received a Bachelor of Arts degree in Psychology from Hofstra University and a Doctor of Jurisprudence JD Degree from Brooklyn Law School. He is a member of the Bar of the State of New York and practiced law from 1968 until joining Bovie Medical Corporation as Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and the CEO in December 1998 and has served as such to date.

J. Robert Saron, age 54, Director, holds a Bachelors degree in Social and Behavioral Science from the University of South Florida. From 1988 to present Mr. Saron has served as a president and director of Aaron Medical Industries, Inc. ("Aaron"), Bovie’s wholly owned marketing subsidiary. Mr. Saron served as CEO and chairman of the Board of the Company from 1994 to December 1998. Mr. Saron is presently the President of Aaron and a member of the Board of Directors of the Company.

Randy Rossi, age 47, has over 14 years of experience in medical manufacturing. Most recently Mr. Rossi was Executive Vice President at Brewer in Menomee Falls, Wisconsin for a period of three years. Prior thereto, he was President of the Patient Care Division, Kendall/TYCO which specialized in Wound Care, Urology and Incontinent Care with revenues in excess of $500M.

George W. Kromer, Jr., age 67, filled a vacancy on the Board of Directors and became a director on October 1, 1995. Mr. Kromer has in the past served as a Senior Financial Correspondent for "Today's Investor" and has been employed as a consultant by a number of companies, both private and public. He received a Master's Degree in 1976 from Long Island University in Health Administration. He was engaged as a Senior Hospital Care Investigator for the City of New York Health & Hospital Corporation from 1966 to 1986. He also holds a Bachelor of Science Degree from Long Island University's Brooklyn Campus and an Associate in Applied Science Degree from New York City Community College, Brooklyn, New York.

Michael Norman, CPA age 51, manages a CPA firm specializing in business financial planning as well as governmental and financial auditing. Mr. Norman is a member of the Nassau County Board of Assessors, Treasurer of the Don Monti Memorial Research Foundation and a Glen Cove City Councilman, all located on Long Island, New York. He also serves as the expert member of Bovie’s audit committee.

Brian H. Madden, age 53 joined the Board of Directors in September 2003. He is an officer and principal owner of Liberty Title Agency LLC, a non-affiliated, privately owned full service title insurance agency located in Garden City, N.Y. He also serves on a number of non-affiliated professional, charitable and civic organizations including, among others, the New York State Land Title Association, National Federation of Independent Businesses, Long Island Children's Museum, SUNY Old Westbury Foundation, and Our Lady of Consolation Nursing Home. Mr. Madden is a member of our Audit Committee. He graduated Iona College with a BBA Degree in 1976.

August Lentricchia, age 53, is presently employed by Freedom Tax and Financial Services Bohemia as Register Representative since 2001. He is also licensed as a Registered Representative and investment consultant of HD Vest Investment Services, a non-bank subsidiary of Wells Fargo and Company. Mr. Lentricchia has also served as an investment consultant for Citibank. Mr. Lentricchia also serves on our audit committee in addition to serving as a member of the Board of Directors. He is a graduate of the University of Arizona (BA 1970) and has received a Masters degree in Education from Dowling College (2004).

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors (the "Board") had four meetings in 2006, each of which was attended by all directors, including telephonic meetings of the Board. Our audit committee was established in 2003, and presently consists of Brian H. Madden, Michael Norman and Mr. Lentricchia, each of whom qualify as independent directors under the rules promulgated by the American Stock Exchange. The Board of Directors continues to manage Bovie's various stock option Plans and the participation activity requirements for each member of the Board are increasing as we are aggressively pursuing and implementing new marketing and other strategies. Due to the limited number of members and the increased degrees of activity of the Board of Directors (seven) the Nominees, if elected, intend to consider, if practicable, establishment of a Compensation Committee in accordance with recommendations contained in recent legislation (Sarbanes- Oxley Act of 2002) and the procedures set forth in our Company's by-laws.

PRELIMINARY PROXY MATERIALS

DIRECTORS' COMPENSATION

Directors' compensation is determined by the Board of Directors. In the past directors have been compensated through option grants. Presently, the Board has not established a compensation committee nor does it have a standard policy regarding compensation of members of the Board of Directors. In the past, the Board has granted directors stock options in order to assure that the directors are properly incentivized and have an opportunity for an ownership interest in common with other stockholders. The nominees, if elected, may require the Board or Compensation Committee, if and when established, among other things, to adopt a standard policy regarding compensation of members of the Board.

At this meeting shareholders are also requested to approve restricted options previously granted in 2005 to executives, directors, consultants and key employees and an amendment increasing the numbers of shares covered under our 2003 Stock Option Plan to be used essentially to compensate and incentivize executives, directors, consultants, and key employees in the future. Management strongly believes that the restricted options previously granted in 2005 and the proposed amendment to increase the number of shares of common stock under our 2003 Option Plan are critical for the maintenance of top quality persons serving as officers, directors, key employees and consultants and urges shareholders to give every consideration to approve proposals Three and Four (see below).

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the executive officers of the registrant for the three years ended December 31, 2006:

SUMMARY COMPENSATION TABLE

Name And Principal Position	Year	Salary ($)			Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation Earnings ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)			(d)	(e)	(f)	(g)	(h)	(i)	(j)
Andrew Makrides President, CEO, Chairman of the Board	2006 2005 2004	$ $ $	223,668 186,418 167,326	* (1)	3,685 3,428 3,189	0 0 0	0 56,250 53,250	0 0 0	0 0 0	0 0 0	$ $ $	227,373 246,096 223,759

Gary D. Pickett Chief Financial Officer	2006 2005 2004		$66,442 0 0	* (4)	1,731 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0		$68,173 0 0

J. Robert Saron President Aaron Medical and Director	2006 2005 2004	$ $ $	287,419 256,173 233,036	* (2)	5,218 4,854 4,515	0 0 0	0 56,250 53,250	0 0 0	0 0 0	0 0 0	$ $ $	292,637 317,277 290,801

Moshe Citronowicz Vice President Chief Operating Officer	2006 2005 2004	$ $ $	249,257 193,451 170,766	* (3)	3,834 3,567 3,318	0 0 0	0 56,250 53,250	0 0 0	0 0 0	0 0 0	$ $ $	253,091 253,268 227,334

Vera MacElroy Secretary Director of Human Resources	2006 2005 2004	$ $ $	68,394 62,612 59,817	* (5)	1,350 1,250 1,133	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	69,744 63,862 60,950

In 2004 and 2005, a total of 225,000 options were granted to executive officers and directors in each of these fiscal years, of which the 225,000 options granted in 2005 were not pursuant to a qualified shareholder approved plan and are restricted options. See Proposal Four. No options were granted to executive officers and directors in fiscal 2006.

*(1) Includes $27,825 for unused vacation pay, which had been reserved for in prior years. This had no effect on the 2006 earnings.

PRELIMINARY PROXY MATERIALS

*(2) Includes $13,045 for unused vacation pay, which had been reserved for in prior years. This had no effect on the 2006 earnings.

*(3) Includes $49,561 for unused vacation pay, which had been reserved for in prior years. This had no effect on the 2006 earnings.

*(4) Includes $865 for unused vacation pay, which had been reserved for in 2006.

*(5) Includes $2,194 for unused vacation pay, which had been reserved for in prior years. This had no effect on the 2006 earnings.

Gary Pickett was chosen CFO to replace Andrew Makrides who the was the acting CFO. Charles Peabody, the former CFO, resigned on August 9, 2005.

EQUITY COMPENSATION PLAN INFORMAITON

Plan category	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation Plans approved by Security holders	3,203,700	$1.49	66,000
Total	3,203,700	$1.49	66,000

The following table summarizes: 1. The options granted in the last fiscal year 2006 and 2. The aggregated option exercises in the last fiscal year and the fiscal year-end option values.

Aggregate Option/SAR Exercises in the Fiscal Year Ended December 31, 2006 Option/SAR Values

(a)	(b)	(c)	(d)		(e)
	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at December 31, 2006 (#)		Value of Unexercised In-the Money Options/SARs at December 31, 2006($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew Makrides	70,000	$453,300	465,000	-	$4,217,550	-
George Kromer	70,000	372,400	370,000	-	3,355,900	-
Moshe Citronowicz	-0-	-	465,000	-	4,217,550	-
Rob Saron	34,340	254,603	232,500	-	2,108,775	-
Brian Madden	-	-	85,000	-	770,950	-
Michael Norman	-	-	60,000	-	544,200	-
Gary D. Pickett	-	-		-		-
Randy Rossi Vera MacElroy	- -	- -	50,000 5,000	-	453,500 45,350	-
Total	174,340	$1,080,303	1,727,500	-	$15,713,775	-

(1) Assumes $9.07 per share fair market value on December 31, 2006 which was the closing price on December 29, 2006, the last day of trading in 2006.

PRELIMINARY PROXY MATERIALS

DIRECTOR COMPENSATION

The following is a table showing the director compensation for the year ending December 31, 2006:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Brian Madden	0	0	0	0	0	0	0
Michael Norman	0	0	0	0	0	0	0
Randy Rossi	0	0	0	0	0	0	0

In 2003, the Board of Directors adopted and shareholders approved Bovie’s 2003 Executive and Employee Stock Option Plan covering a total of one million two hundred thousand (1,200,000) shares of common stock issuable upon exercise of options to be granted under the Plan. In 2005, the Board of Directors granted 25,000 restricted, nonqualified options to each Executive Officer and non-executive Director totaling 225,000 shares.

Outside Directors are compensated in their capacities as Board members through option grants. Our Board of Directors presently consists of J. Robert Saron, Andrew Makrides, Chairman, CEO, and President, George Kromer, Jr., Randy Rossi, Michael Norman, Brian Madden and August Lentricchia, a recently appointed director who has been added to the nominees for election at this meeting. Previously for the past years prior to January 1, 2006, pursuant to a written agreement, Mr. Kromer had been retained by Bovie Medical Corporation as a business and public relations consultant on a month-to-month basis at the current average monthly fee of $2,000. As of January 1, 2006 Mr. Kromer accepted an employment position of internal auditor with the company.

There have been no changes in the pricing of any options previously or currently awarded.

In January 2004, we extended employment contracts with certain of our officers for six years. The employment agreements provide, among other things, that the Executive may be terminated as follows:

(a)	Upon the death of the Executive and the Executive’s estate shall be paid the basic annual compensation due the Employee pro-rated through the date of termination.

(b)
By the Resignation of the Executive at any time upon at least thirty (30) days prior written notice to Bovie; and Bovie shall be obligated to pay the Employee the basic annual compensation due him pro-rated to the effective date of termination,

(c)	By Bovie, for cause if during the term of the Employment Agreement the Employee violates the provisions of Paragraph 12 hereof, or is found guilty in a court of law of any crime of moral turpitude.

(d)
By Bovie, without cause, with the majority approval of the Board of Directors, at any time upon at least thirty (30) days prior written notice to the Executive: and Bovie shall be obligated to pay the Executive compensation currently in effect including all bonuses, accrued or prorate, and expenses up to the date of termination. Thereafter, for the period remaining under the contract, Bovie shall pay the Executive the salary then in effect at the time of termination payable weekly. Employee shall not have to account for other compensation other sources or otherwise mitigate his damages due to such termination.

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(e)
If Bovie terminates the agreement, without cause, or fails to meet its obligations to the Executive on a timely basis, or if there is a change in the control of Bovie, the Executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the Employment Agreement, Bovie shall pay the Executive a lump sum severance equal to three times the annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the Employment Agreement up to the date of termination.

The following schedule shows the status of all contracts and terms with officers of Bovie as of December 31, 2006.

	Contract	Expiration		Current	Auto
	Date	Date(1)		Base Pay	Allowance
Andrew Makrides	01/01/98	1/31/2011	(1)	$186,091	$6,310
J. Robert Saron	01/01/98	1/31/2011	(1)	263,406	6,310
Moshe Citronowicz	01/01/98	1/31/2011	(1)	193,507	6,310
Steve Livneh	10/02/06	11/01/2009	(2)	150,000	6,310

(1)  Includes total extensions for eight years- Salaries increase annually pursuant to a contract formula. In the event of a change in control, each officer’s contract contains an option for each respective officer to resign and receive 3 years salary.

(2) Joined Bovie on 11/2/06 as President of Bovie Canada, ULC.

Beneficial Ownership of Securities

The following table sets forth certain information as of December 31, 2006, with respect to the beneficial ownership of the Company’s common stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares, by directors who own common stock and/or options to levy common stock and by all officers and directors as a group.

*** SEE TABLE ON FOLLOWING PAGE ****

PRELIMINARY PROXY MATERIALS

	Number of shares		Nature of	Percentage of
Name and Address	Title	Owned (i)	Ownership	Ownership (i)
The Frost National Bank FBO Renaissance US Growth Investment Trust PLC Trust No. W00740100	Common	1,000,000	Beneficial	6.6%
The Frost National Bank FBO, BFS US Special Opportunities Trust PLC. Trust No. W00118000	Common	1,000,000	Beneficial	6.6%
Bjurman Barry & Associates	Common	790,731	Institutional	5.2%
Directors and Officers Andrew Makrides 734 Walt Whitman Road Melville, NY 11746	Common	850,800(ii)	Beneficial	5.6%
George Kromer P.O Box 188 Farmingville, NY 11738	Common	440,000(iii)	Beneficial	2.9%
J. Robert Saron 7100 30th Avenue North St. Petersburg, FL 33710	Common	399,681(iv)	Beneficial	2.6%
Brian Madden 300 Garden City Plaza Garden City, NY 11530	Common	85,000(vi)	Beneficial	.6%
Mike Norman 410 Jericho Turnpike Jericho, NY	Common	60,000(vii)	Beneficial	.4%
Randy Rossi	Common	50,000(viii)	Beneficial	.4%
Moshe Citronowicz 7100 30th Avenue North St. Petersburg, FL 33710	Common Stock	639,591(v)	Beneficial	4.2%
Gary Pickett 7100 30th Avenue North St. Petersburg, FL 33710	—	—	—	—
Vera MacElroy 7100 30th Avenue North St. Petersburg, FL 33710	Common	16,000(ix)	Beneficial	—
Officers and Directors as group (9) persons		2,541,072(x)		16.8%

(i) Based on 15,223,538 outstanding shares of Common Stock and 3,203,700 outstanding options to acquire a like number of shares of Common Stock as of December 31, 2006, of which officers and directors owned a total of 1,737,500 options and 797,572 shares at December 31, 2006. We have calculated the percentages on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

PRELIMINARY PROXY MATERIALS

(ii) Includes 385,800 shares reserved and 465,000 ten year options owned by Mr. Makrides to purchase shares of Common Stock of the Company. Exercise prices for his options range from $.50 for 155,000 shares to $3.25 for 25,000 shares.

(iii) Includes 70,000 shares reserved and 370,000 ten year options owned by Mr. Kromer to purchase shares of the Company. Exercise prices for his options range from $.50 for 100,000 shares to $3.25 for 25,000 shares.

(iv) Includes 167,181 shares reserved and 232,500 10 year options owned by Mr. Saron, exercisable at prices ranging from $.50 per share for 155,000 shares, and $3.25 per share for 25,000 shares.

(v) Includes 174,591 shares reserved and 465,000 10 year options owned by Mr. Citronowicz exercisable at prices ranging from $.50 for 155,000 shares to $3.25 for 25,000 shares.

(vi) Includes 85,000 shares reserved pursuant to 10 year options owned by Mr. Madden exercisable at prices ranging from $3.25 for 25,000 to $2.13 for 25,000 options to purchase Common Stock. Mr. Madden has no financial interest in 25,000 shares of Bovie owned by his wife.

(vii) Includes 60,000 shares reserved pursuant to 10 year options owned by Mr. Norman exercisable at prices ranging from $2.13 for 25,000 shares to $2.25 for 35,000 shares.

(viii) Includes 50,000 share reserved pursuant to 10 year options owned by Mr. Rossi exercisable at price ranging from $2.13 for 25,000 to $2.25 for 25,000 shares.

(ix) Includes 11,000 shares reserved and 5,000 10 year options owned by Ms. MacElroy exercisable at $3.25.

(x) Includes 1,727,500 shares reserved for outstanding options owned by all Executive Officers and directors as a group. The last date options can be exercised is May 5, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Background

In 1998, Maxxim Medical Corporation (“Maxxim”) a then publicly owned corporation, acquired 3,000,000 shares of our common stock from us pursuant to a certain agreement in exchange for assets and equipment, the ownership of the trade name “Bovie” and other future business to be conducted between our corporations. As part of the agreement, Maxxim was granted rights to demand that we register the shares with the SEC. Maxxim later became a privately owned corporation. Maxxim allegedly sold the Bovie common stock to ACMI Corporation (“ACMI”) in 2000. After a continuing dispute between Maxxim and ACMI, in May 2004 a bankruptcy court declared ACMI the owner of the 3,000,000 Bovie shares

Recent Developments

In September 2004, ACMI Corporation privately sold the 3,000,000 shares to a limited number of sophisticated accredited investors. As part of the sale, ACMI Corporation assigned the demand registration rights to the accredited investors. Shortly after completion of the sale by ACMI Corporation, the accredited investors exercised their registration rights and demanded that we file the registration statement with the SEC covering the 3,000,000 shares of common stock. We filed the registration statement as requested for the 3,000,000 shares of common stock and listed the accredited investors as selling stockholders (the “Selling Stockholders”). The registration statement became effective in September 2005. All proceeds from any sale of shares of our Company pursuant to the registration statement are for the benefit of the Selling Stockholders and not Bovie. However, pursuant to separate agreement with ACMI and the Selling Stockholders, we are in the process of being reimbursed for our legal, accounting and other expenses incurred in connection with the offering.

In 2005, Executive Officers, directors, certain consultants and key employees were awarded a total of 442,500 restricted non-statutory options to purchase our Common Stock (of which 225,000 restricted options were granted to Executive Officers and Directors) exercisable at $2.25 per share, the then current market price for our stock on the American Stock Exchange, expiring on May 5, 2015. See Executive Compensation and Proposal Four of this Proxy Statement.

PRELIMINARY PROXY MATERIALS

A former director, Alfred V. Greco Esq., is the principal of Alfred Greco PLLC, a partner of Sierchio, Greco and Greco, LLP the Company’s counsel. Alfred V. Greco PLLC received $87,550, $80,400 and $63,650 in legal fees for the years 2006, 2005 and 2004, respectively. Mr. Greco resigned as a member of the Board of Directors in May, 2005. He still serves as a principal of a partner in Sierchio Greco & Greco, LLP, our legal counsel.

On January 12, 2007 we granted 65,000 options for the balance of available shares reserved under our existing stock option plans to Gary Pickett our CFO (20,000 options) and certain key employees (45,000 options) exercisable at $8.66 per share, the then current market price per share on the American Stock Exchange. In addition, on January 12, 2007, subject to shareholder approval, the Board of Directors granted a total of 35,000 restricted options exercisable at $8.66 per share (the closing price for our common stock on the American Stock Exchange on January 12, 2007) to Messrs, Brian Madden (10,000 options), Michael Norman (10,000 options) and Randy Rossi (10,000 options) for their services as independent directors; and Messrs, Madden and Norman, each received an additional 2,500 restricted options for their services as members of the Audit Committee. If Shareholders approve proposal Three (A), then options for up to 500,000 additional shares may be granted by your company without seeking further approval from shareholders. If shareholders fail to approve Proposal Three (A), then we will be unable to grant any further options under the 2003 Plan.

On March 29, 2007, we granted a total of 30,000 restricted options to two officers, Rick Pfahl, Vice President of Marketing and Business Development (20,000 options) and Gary Pickett, CFO (5,000 options) in acknowledgment for a job well done. These options are exercisable at $7.10 per share, the closing price for our common stock on the American Stock Exchange on March 29, 2007.The granting of options (instead of cash) has been the only manner in which we have compensated our independent directors and rewarded our officers in the past. Cash compensation for the aforesaid services is not deemed by management to be in the best interests of our company because at our stage of growth, all available cash is better utilized operationally for research and expansion of operations. These options are subject to shareholder approval of Proposal Three (B). We are also seeking approval of Proposal Three (A) authorizing an additional 500,000 shares as a reserve for options granted under our 2003 Plan. If Shareholder approval is obtained for Proposal Three (A) then our Company may issue up to 500,000 options or shares under the 2003 Plan without further approval or Shareholders. If approval is not obtained for Proposal Three (A) your Company may not issue any more options under the 2003 Plan, unless shares reserved for outstanding options previously issued under the Plan otherwise become available due to expiration, default, lapse, or failure to exercise such options in a timely manner. Management strongly believes that without the ability to compensate our directors, officers, key employees and consultants adequately with options our company will be placed under a serious competitive handicap in attracting and maintaining quality officers, independent directors, consultants and key employees. If Proposal (A) is approved management intends that the above options to independent directors and officers shall be covered by the 500,000 share increase authorization under our 2003 Plan. If Shareholder approval is not obtained for Proposal Three (A) or (B), the above options previously granted to the directors and officers will not be covered by our 2003 Plan and will not be exercisable by the recipients for as long as our Company is listed on the American Stock Exchange. If Proposal Three (B) is approved (and not Three (A)) the recipients will receive restricted stock of the Company on exercise, which shares will not be covered by any Plan.

In November 2006, the Board of Directors, including all independent directors, approved 2-year extensions of the outstanding Employment Agreements of Messrs. Makrides, Citronowicz and Saron. Such extensions are historically consistent with prior pattern of extensions in past years.

A director, George Kromer, served as a consultant previous to his employment with us in 2006 and received consulting compensation of $22,906 and $20,751 for 2005 and 2004, respectively.

Two relatives of the chief operating officer of the Company are employed by the Company. Yechiel Tsitrinovich, an engineering consultant received compensation for 2006 and 2005 of $79,776 and $79,776 respectively. The other relative, Arik Zoran, is an employee of the Company in charge of the engineering department. He had a two-year contract providing for a salary of $90,000 per year plus living expenses and benefits which has been extended. For 2006 and 2005 he was paid $162,562 and $157,045 which includes living expenses and benefits. The Company is attempting at this time to secure a permanent work visa for Mr. Zoran.

PRELIMINARY PROXY MATERIALS

Audit Committee:

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors, pursuant to which it may pre-approve any service consistent with applicable law, rules and regulations. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to the Audit Committee at its next meeting, and any such pre-approvals must specify clearly in writing the services and fees approved. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

Prior to September 29, 2003 the audit committee consisted of the board of directors. On September 29, 2003 the board of directors appointed Brian Madden, George Kromer (then both independent directors) and Andrew Makrides as audit committee members. Mr. Madden was considered the only audit committee financial expert until Mr. Michael Norman CPA was made a board member and audit committee member on September 23, 2004. The audit committee is presently made up of members, Michael Norman, CPA, Brian Madden and August Lentricchia, a recently appointed member of the Board of Directors and the Audit Committee. Mr. Lentricchia is also on management’s slate of proposed directors to be elected at this meeting.

OTHER BUSINESS

Stockholder Proposals for Inclusion in Proxy Statement

Pursuant to the Company's policy, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the Company's next annual meeting of stockholders. To be eligible for inclusion in the Company's 2008 Proxy Statement, a stockholder's proposal must be received by the Company no later than May 31, 2007 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Stockholder Proposals for Annual Meeting

For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to Bovie. To be timely, written notice must be received by Bovie at its Melville, N.Y. office by the deadline specified in last year's proxy statement. If the proposal is submitted for a regularly scheduled annual meeting, the proposal must be received at Bovie's principal executive offices not less than 120 calendar days before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; or (b) if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. While the Board of Directors will consider stockholder proposals, the Company reserves the right to omit from the Company's 2007 Proxy Statement any stockholder proposals that it is not required to include under federal regulations.

Stockholder Nominations of Directors

The Board of Directors adopted, as part of the director selection process, a policy for director selection, which includes consideration of potential director nominees recommended by stockholders. The Board will identify, evaluate and select potential director nominees, including nominees recommended by you, using qualitative standards and certain procedures, as described under the Board of Directors, Director Selection above, for recommendation to the Board of Directors for selection. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to Mr. Andrew Makrides, President, Bovie Medical Corporation, 734 Walt Whitman Road, Suite 207, Melville, NY 11747. Refer to the section entitled the Board of Directors, Director Selection above for more information.

PRELIMINARY PROXY MATERIALS

Costs of Solicitation

Bovie is making this solicitation of proxies and is responsible for the payment of all expenses incurred in connection with the solicitation. Management estimates that the cost of solicitation of proxies will be approximately $20,000 to be incurred solely by Bovie.

PRELIMINARY PROXY MATERIALS

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated all of the current directors for re-election at the Annual Meeting. All directors serve until the next Annual Meeting of stockholders or their resignation or until their successors are duly elected and qualified.

THE NOMINEES

We have previously set forth in this Proxy Statement, information - provided by the nominees - concerning their principal occupation, business experience and other matters. See “Management”.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

ANDREW MAKRIDES

J. ROBERT SARON

RANDY ROSSI

MICHAEL NORMAN

GEORGE W. KROMER, JR.

BRIAN H. MADDEN

AUGUST LENTRICCHIA

PRELIMINARY PROXY MATERIALS

PROPOSAL TWO

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected Kingery & Crouse PA, (Kingery”) Certified Public Accountants, as the independent auditors of Bovie for fiscal year ending December 31, 2007. BLOOM & Company LLP, the former independent auditor for the past 23 years has effectively dissolved due to the untimely death of Stephen Bloom. Arrangements have been made for a representative of Kingery to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions. The selection of Kingery as the Company's auditors must be ratified by a majority of the votes cast at the Annual Meeting. Kingery is a member of the Securities and Exchange Division of the American Institute of Certified Public Accountants ("AICPA") duly authorized to perform audits of SEC registrants. The firm is current with its peer review system and has maintained an unqualified quality control status since the inception of the peer review system established by the AICPA.

Audit Fees. The aggregate fees billed by our former auditors for services rendered for the audit of our financial statements for the fiscal year ended December 31, 2006 and the review of the Company's financial statements included in our quarterly filings on Form 10QSB during that fiscal year were $ 124,694. There were no other fees paid for other services performed by our former auditor Bloom & Company, LLP or its employees.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF KINGERY &
CROUSE, PA AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2007.

PRELIMINARY PROXY MATERIALS

PROPOSAL THREE

(A) RATIFY PROPOSED AMENDMENT OF
2003 EXECUTIVE AND EMPLOYEE STOCK OPTION PLAN

And

(B) APPROVE THE GRANT IN JANUARY AND MARCH 2007 OF OPTIONS
TO PURCHASE 65,000 SHARES

Introduction

Management is convinced that in addition to our key employees and operating executives, our Company’s major asset consists of its manufacturing capability, technology and electrosurgical products. If we are to continue to successfully attract, motivate and retain the most qualified key employees, executive officers, non-employee directors and consultants for the Company for our business, it is essential that we continue to be able to offer them a competitive equity incentive program. Our 2003 Executive and Employee Stock Option Plan presently has no more shares reserved for future issuance of options. In this connection, management has proposed to amend its 2003 Executive and Employee Stock Option Plan (‘2003 Plan”) to increase the number of shares reserved for issuance under the Plan for incentivizing and/or attracting executives, directors, key employees and consultants

This Proposal seeks (A) Ratification and approval of an increase of 500,000 shares of common stock for our company’s 2003 Plan as a reserve for future options; (B) Approval of the grant of a total of 65,000 restricted options to certain independent directors and officers during 2007.

Amendment

 The proposed amendment will modify the 2003 Plan to increase the maximum aggregate number of shares of common stock reserved for issuance under the 2003 Plan from 1.2 Million shares (already reserved against outstanding options) to 1.7 Million shares, or an increase of 500,000 shares of common stock for future issuance pursuant to the terms of the Plan. Except for the proposed increase in the number of shares covered by the Plan, the Plan shall remain otherwise unchanged from its present status.

On January 12, 2007, subject to shareholder approval, the Board of Directors granted a total of 35,000 restricted options to Messrs, Brian Madden (10,000 options), Randy Rossi (10,000 options) and Michael Norman (10,000 options) for their services as independent directors; and Messrs, Madden and Norman, each received an additional 2,500 restricted options for their services as members of the Audit Committee. The foregoing is essentially the only manner in which we compensate our independent directors. These options are exercisable at $8.66 per share, the closing price for our common stock on the American Stock Exchange on the date of grant. If the shareholders ratify Proposal Three (A) then options for up to 500,000 additional shares may be granted by your company without seeking further approval from shareholders.

On March 29, 2007, we granted a total of 30,000 restricted options to two officers, Rick Pfahl, Vice President of Marketing and Business Development (20,000 options) and Gary Pickett, CFO (5,000 options) in acknowledgment for a job well done. These options are exercisable at $7.10 per share, the closing price for our common stock on the American Stock Exchange on March 29, 2007.The granting of options (instead of cash) has been the only manner in which we have compensated our independent directors and rewarded our officers in the past. Cash compensation for the aforesaid services is not deemed by management to be in the best interests of our company because at our stage of growth, all available cash is better utilized operationally for research and expansion of operations.

The above option grants to certain independent directors and officers are subject to shareholder approval of (Proposal Three (B)). We are also seeking approval of amendment to our 2003 Plan authorizing an additional 500,000 shares as a reserve for options granted under our 2003 Plan. If Shareholder approval is obtained for Proposal Three (A) we will be able to issue up to 500,000 options and shares pursuant to the 2003 Plan without further seeking approval of our shareholder. If Proposal Three A is not ratified, we cannot issue any options under the 2003 Plan, unless shares reserved for outstanding options previously issued under the Plan otherwise become available due to expiration, default, lapse, or failure to exercise such options in a timely manner. Management strongly believes that without the ability to compensate our directors, officers, key employees and consultants with options, our company will be put under a serious competitive handicap in attracting and maintaining quality officers, independent directors and key employees. Management intends that the above options shall be issued and covered by the 500,000 share increase authorization under our 2003 Plan and is seeking approval of Proposal Three (B). If Shareholder approval for Proposals Three (A) and (B) is obtained, the above options shall be issued and covered by the 500,000 share increase authorization under our 2003 Plan. If Shareholder approval is not obtained for Proposals Three (A) or (B), the above options previously granted to the independent directors and officers will not be covered by our 2003 Plan and will not be exercisable for as long as our Company is listed on the American Stock Exchange. If Proposal Three (B) is approved (and not Three (A)) the recipients will receive restricted stock of the Company on exercise, which shares will not be covered by any Plan.

PRELIMINARY PROXY MATERIALS

As of July 2007, there were no shares of common stock remaining available for option awards under the 2003 Plan. In light of historical usage and expected future grants, we anticipate the number of shares of common stock available for awards under the 2003 Plan, if Proposal (A) is ratified and approved, will be adequate to meet our foreseeable requirements.

A description of the principal features of the 2003 Plan, to be amended, is set forth below.

Purpose and Eligibility

As previously indicated, the purpose of the 2003 Plan, as amended, is to enable the Company to continue to attract and retain the services of experienced and knowledgeable executives, non-employee directors, key employees and key consultants and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the non-employee directors and consultants in the Company. The 2003 Plan provides for grants of nonqualified and incentive stock options.

Stock Available For Issuance under the 2003 Plan

The shares of common stock to be reserved under the 2003 Plan are made available, at the discretion of the Board, either from authorized but unissued shares of common stock or from reacquired shares of common stock or any combination thereof. Prior to amending the 2003 Plan, the total number of shares of common stock that may be issued pursuant to awards under the 2003 Plan may not exceed 1.2 Million. The proposed amendment to the 2003 Plan will increase the total number of shares of common stock that may be issued pursuant to awards under the 2003 Plan to 1.7 Million shares. If, on or before termination of the 2003 Plan, an option for any reason expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of common stock subject to an award have been reacquired by the Company pursuant to the restrictions imposed on such shares, such option or shares, as the case may be, will become available for issuance again under the 2003 Plan. The number and kind of shares issuable under the 2003 Plan, the number and kind of shares subject to outstanding awards, the grant or exercise price with respect to any award, and the repurchase price, if any, with respect to any award, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of the properties of the Company, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of common stock (or any stock or securities received with respect to such common stock).
On September __, 2007, the closing market price of the common stock of the Company on the American Stock Exchange was $__ per share.

Administration, Amendment and Termination

The 2003 Plan is administered by the Board and having such powers as specified by the Board, which consists of at least four independent directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code (“Administrator”). Subject to the provisions of the 2003 Plan, the Board determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Board, subject to certain limitations required by Section 162(m) and the express language in the 2003 Plan, may amend, modify, extend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Board may establish rules and policies for administration of the 2003 Plan and adopt one or more forms of agreement to evidence awards made under the 2003 Plan. The Board interprets the 2003 Plan and any agreement used under the 2003 Plan, and all determinations of the Board will be final and binding on all persons having an interest in the 2003 Plan or any award issued under the 2003 Plan. The 2003 Plan continues in effect until its termination by the Administrator or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and agreements evidencing awards granted have lapsed. The Board may terminate or amend the plan at any time, provided that without stockholder approval the plan cannot be amended to increase the share reserve or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Board; and, in any event, the Board may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

PRELIMINARY PROXY MATERIALS

Option Grants

Pursuant to the proposed amendment to the 2003 Plan, executives, non-employee directors, key employees, and consultants may be granted options to purchase shares of common stock of the Company. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one executive or employee participant in any fiscal year incentive options which exceed $100,000 in value on date of grant. Each option granted under the 2003 Plan must be evidenced by a writing specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2003 Plan. The 2003 Plan provided that the options shall not be transferable. Pursuant to Board Resolution and as permitted under SEC rules, the options may now be transferable to family members in connection with a holder’s estate planning activities and pursuant to a matrimonial court order. The exercise price of each non-statutory stock option may not be less than the fair market value of a share of our common stock on the date of grant. Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of any statutory or non-statutory option granted under the 2003 Plan is ten years. Subject to the term of the option, an option generally will remain exercisable for three months following the Optionee’s termination of service, except that if service terminates as a result of the Optionee’s death or disability, the option generally will remain exercisable for twelve months, or if service is terminated for cause, the option will terminate immediately or as otherwise provided by the Board. All options granted under the Plan may not be assigned or transferred except family members or pursuant to an order in a matrimonial proceeding.

Effect of Option Grants

Each time options are issued and exercised, there is an impact on our book value per share and each shareholder’s percentage ownership of outstanding shares. Due to the current requirement for the Company to expense stock options, issuance of the restricted options may have the effect of decreasing the book value per share of the outstanding shares. The exercise price of the restricted options will have the effect of increasing the book value per share of all outstanding shares, but shall have the simultaneous effect of decreasing the percentage ownership of each outstanding shareholder. In addition, shareholders should also be aware that it is likely that the restricted stock option holder will exercise the option at a time that we would be able to sell our shares at a higher price than the exercise price.

Change in Control

In the event of a “change in control” of the Company, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding options or substitute substantially equivalent options or rights for its stock. If outstanding options are not assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vest in full. Any stock options which are not assumed in connection with a Change in Control or exercised prior to a Change in Control will terminate effective as of the Change in Control. In addition, the Administrator may provide in any stock bonus agreement for acceleration of vesting of an award effective as of the Change in Control. A “change in control” for this purpose occurs if an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

PRELIMINARY PROXY MATERIALS

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax treatment that will generally apply to option grants and stock bonuses made under the 2003 Plan, based on U.S. federal income tax laws in effect on the date of this proxy statement. Non-employee directors and consultants who participate in the 2003 Plan are advised to consult with their own tax advisors for particular federal, as well as state and local, income and any other tax advice. The grant of a non-statutory stock option exercisable at the then current market price for the shares generally is not a taxable event for the Optionee. Upon exercise of the option, the Optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. Unless a recipient makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), within 30 days after receiving the stock bonus award, the recipient generally will not be taxed on the receipt of the stock until the restrictions on the stock if any, expire or are removed. When the restrictions expire or are removed, the recipient recognizes ordinary income (and the Company is entitled to a deduction) in an amount equal to the fair market value of the stock at that time. If, however, the recipient makes a timely Section 83(b) election, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the fair market value of the stock on the date of receipt (determined without regard to vesting restrictions). A non-employee director or consultant director who makes a Section 83(b) election will ordinarily not be entitled to recognize any loss thereafter attributable to the shares as a result of forfeiture.

We believe the 2003 Plan, as amended, to increase the number of shares of common stock reserved under the 2003 Plan is in the best interests of our stockholders and is necessary in order to compete for and continue to attract and retain qualified executives, key employees, independent or employee directors and consultants. The Plan as amended, authorizes the grant of options to purchase up to an additional __ Million shares of common stock, to incentivize key employees and compensate our directors who are not compensated for their services as such. Although the exercise of the options would tend to increase the book value per share of our company, the future grant and exercise of the options would tend to dilute the percentage ownership of stockholders. Furthermore, the nature of the options is such that the options would be exercised by the option holder at a time that we likely would be able to derive a higher price for our shares than the exercise price.

Required Vote of Adoption

Under Delaware Law the affirmative vote of a majority of the outstanding shares of common stock is required for approval of PROPOSAL THREE (A) AND (B). Proposal Three (A) seeks to increase the maximum aggregate number of shares of common stock reserved and available for future issuance from 1.2 Million shares to 1.7 Million shares, an increase of 500,000 shares; Proposal Three (B) seeks approval for the grant of 65,000 restricted options to certain independent directors and officers.

PRELIMINARY PROXY MATERIALS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” (A) RATIFYING
AND APPROVING THE AMENDMENT TO THE 2003 PLAN AND “FOR” (B) APPROVING THE
GRANT OF OPTIONS TO CERTAIN INDEPENDENT OFFICERS AND DIRECTORS.

PRELIMINARY PROXY MATERIALS

PROPOSAL FOUR

RATIFY AND APPROVE THE PRIOR GRANT OF 442,500 RESTRICTED
STOCK OPTIONS TO EXECUTIVE OFFICERS, DIRECTORS,
KEY EMPLOYEES AND CONSULTANTS IN 2005.

Background

In May, 2005, there remained only a limited number of shares reserved for issuance upon exercise of stock options to be granted under our existing Stock Option Plans previously approved by shareholders. At that time it was determined by management that 442,500 options should be granted to the directors for the previous year’s services and the non-director executive officers, a limited number of key employees and consultants as deemed merited for a job well done during the prior year. Of the aforesaid amount, a total of 225,000 options were granted to officers and directors. Inasmuch as there was a negligible amount of shares reserved and remaining under our existing shareholder approved plans, management determined to issue the options in the form of restricted stock options to the aforesaid recipients. These options, under the American Stock Exchange rules (as recently amended), require shareholder approval. Accordingly, we have included such request for shareholder approval as Proposal Four in our current Proxy.

Restricted Options

The restricted options for which management is seeking approval were originally granted after much reflection by management and were awarded to directors as their sole form of compensation for their services as such in the preceding fiscal year, and to the executive officers, key employees and selected consultants as an incentive and in recognition for the performance of their services on behalf of our Company. Accordingly, during 2005, for their respective services rendered in 2004, each director and each non-director Executive Officer was granted 25,000 share options and Messrs. Madden and Norman each received additional 10,000 share options for their services on the Audit Committee. As indicated previously, we are very proud of our staff and its capacity to produce and manufacture sophisticated electrosurgical products recognized to be of high quality by our peers in the industry. In order to maintain a high degree of competence, the granting of stock options is one of the most commonly utilized means by which companies incentivize their key executives, employees and directors, attract potential key employees and otherwise compete with other companies for the best qualified personnel. This form of recognition and reward is deemed by management to be essential to our continuance as a leader in our technological field of production and manufacturing of high quality electrosurgical equipment.

This Proposal Four relates only to the restricted shares underlying the 442,500 options previously granted in May and November, 2005 and does not relate to any shares that may underlie our 2003 Plan as proposed to be amended (Proposal Three (A)) or any of our previously adopted Stock Option Plans, all of which reserved shares have already been approved by shareholders. Proposal Three (A) (which does not in any way relate or pertain to the 2005 options granted) seeks to amend the 2003 Executive and Employees Stock Option Plan, by increasing the number of shares reserved under the Plan from 1.2 million shares to 1.7 millions shares, a total of 500,000 shares of common stock to underlie options or grants for use in the future as incentive grants to officers, directors, key employees and consultants. None of the proposed newly reserved shares of common stock under Proposal Three (A) will be used as a reserve for the restricted options granted in 2005, which are discussed under this Proposal Four.

Management is seeking shareholder approval of this Proposal Four because of an American Stock Exchange Rule which was adopted several months prior to the granting of the restricted stock options by management in May 2005. Although the facts concerning the issuance of the restricted options were disclosed to shareholders in the various Company filings last year, formal approval of shareholders is required in order for the option holders to be able to exercise their option. Accordingly, we have included Proposal Four seeking shareholder approval of the 2005 restricted stock option grants.

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The restricted stock options are exercisable over a 10-year period and have similar provisions for vesting as those covered by our existing shareholder approved plans. i.e., unless management determines the vesting to be immediate, 20% of each option vests each year or 100% at the end of five years. However, if a recipient has been affiliated or employed with the Company for a total of at least five years, then the options vest immediately for such recipient. Usually options for non-employee directors are vested immediately upon issuance to them regardless of the amount of time they have been affiliated with our Company. The restricted options in Proposal Four each bear an exercise price equal to 100% of the market value for the shares of common stock of our Company as indicated on the American Stock Exchange at the close of business on the date the options were granted, or a price of $2.25 per share. When these restricted options are exercised the owner receives “restricted” common stock which he or she cannot immediately sell or transfer and each certificate will bear a restrictive legend to the effect that the shares represented by the certificate have not been registered under the Securities Act of 1933, as amended, (the ”Act”) and may not be transferred or sold unless such shares are the subject of an effective registration statement duly filed with the SEC or the issuer is furnished with an opinion of counsel, satisfactory to it, that registration is not required under the Act. After at least one year of ownership of the restricted stock, holders of restricted shares that desire to sell usually rely on an exemption from registration found under Rule 144 promulgated under the Act which requires that the owner own the shares for at least one year before selling or transferring them. In addition at the time of sale (a) the seller has to file a form 144 with the SEC, (b) the Company’s filings must be current with the SEC, and (c) the shares are to be sold in ordinary brokerage transactions or directly to market makers. After two years, the owner of the restricted shares, if he is not an affiliate of our Company, may have the legend removed and sell them as he sees fit. Affiliates must continue to observe the requirements of Rule 144 regardless of how long the shares have been held, unless the shares are effectively registered with the SEC under the Act. Reference is made to the discussion under Proposal Three for further details concerning options in general.

In the event shareholders fail to approve Proposal Four, the effect will be that the holders of the options will be deprived of their right to exercise them so long as our Company is a member of the American Stock Exchange.

MANAGEMENT UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE “FOR”
RATIFICATION AND APPROVAL PROPOSAL FOUR.

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BOVIE MEDICAL CORPORATION

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 30,2007. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement of Bovie Medical Corporation in connection with the 2007 Annual Meeting to be held on October 30, 2007, and appoints Andrew Makrides and George W. Kromer, Jr., or either of them, proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Bovie Medical Corporation, a Delaware corporation ("Company"), that the undersigned would be entitled to vote at our Annual Meeting of Stockholders ("Annual Meeting") on October 30, 2007 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any proxy heretofore given. The proxy holder appointed hereby is further authorized to vote in his discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified. If no direction is made, this proxy will be voted in favor of all proposals.

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE AND “FOR” PROPOSALS 2, 3(A) and (B) and 4.

PROPOSAL ONE

Election of Directors (check one box only)
FOR [   ] AGAINST [   ]

EACH NOMINEE LISTED:

Andrew Makrides

J. Robert Saron

Randy Rossi

Michael Norman

George W. Kromer, Jr.

Brian Madden

August Lentricchia

(Instruction: To withhold authority to vote for any nominee, circle that nominee's name in the above list)
(Continued and to be signed and dated on reverse side)

(Back of Proxy)

PROXY
(Please sign and date below)

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PROPOSAL TWO

To ratify the selection of Kingery & Crouse, PA as independent auditors for the Company.

FOR [   ] AGAINST [   ] ABSTAIN [   ]

PROPOSAL THREE

(A) To ratify and approve an amendment increasing the number of shares reserved under our 2003 Executive and Employee Stock Option Plan

FOR [   ] AGAINST [   ] ABSTAIN [   ]

(B) To approve the grant of 65,000 restricted options to independent directors and officers in January and March, 2007.

FOR [   ] AGAINST [   ] ABSTAIN [   ]

PROPOSAL FOUR

To ratify and approve 442,500 restricted stock options issued in 2005 to executives, directors, key employees and certain consultants.

FOR [   ] AGAINST [   ] ABSTAIN [   ]

Dated:_________________________, 2007

(Please Print Name)

(Signature of Stockholder) (Title, if applicable)

(Please Print Name)

(Signature of Stockholder) (Title, if applicable)

NOTE: PLEASE SIGN YOUR NAME OR NAMES EXACTLY AS SET FORTH HEREON. FOR JOINTLY OWNED SHARES, EACH OWNER SHOULD SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, COMMITTEE, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING. PROXIES EXECUTED BY CORPORATIONS SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER. PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.